SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            M&M FINANCIAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

         SOUTH CAROLINA                          57-0771433
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)               Identification No.)

            307 North Main Street, Marion, South Carolina 29571-0929
                                 (803) 431-1000
            (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 Chester A. Duke
                            M&M Financial Corporation
                              307 North Main Street
                              Marion, SC 29571-0929
                                 (803) 431-1000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                 Ann W. Langston
                            Gerrish & McCreary, P.C.
                             700 Colonial, Suite 200
                                Memphis, TN 38117
                                 (901) 767-0900

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /



                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of
each Class                                        Proposed              Proposed
of                        Offering                Maximum               Maximum
Securities                Amount to               Aggregate             Aggregate                 Amount of
to be                     be                      Price Per             Offering                  Registration
Registered                Registered              Unit (1)              Price (1)                 Fee
-------------------------------------------------------------------------------------------------------------------------------
Common
Stock,
$5.00 par
value per                 100,000
share                     shares                  $13.00                $1,300,000                $394
===============================================================================================================================

(1) Initial offering price based on market value as set forth in the Plan.


                              CROSS REFERENCE SHEET

(Pursuant to Item 501(b) of Regulation S-K showing the location in the Prospectus of the information required by Form S-3.)


Item No. and Caption                                Heading in Prospectus

1.   Forepart of the
     Registration Statement                         Facing Page, Cross
     and Outside Front Cover                        Reference Sheet, Outside
     Page of Prospectus...........................  Front Cover

2.   Inside Front and Outside
     Back Cover Pages of                            Inside Front Cover;
     Prospectus...................................  Outside Back Cover

3.   Summary Information, Risk
     Factors and Ratio of
     Earnings to Fixed Charges....................  *

4.   Use of Proceeds..............................  Use of Proceeds

5.   Determination of Offering
     Price........................................  Purchases

6.   Dilution.....................................  *

7.   Selling Security Holders.....................  *

8.   Plan of Distribution.........................  Purpose

9.   Description of Securities                      Incorporation of Certain
     to be Registered.............................  Documents by Reference

10.  Interests of Named
     Experts and Counsel..........................  Experts

11.  Material Changes.............................  *

12.  Incorporation of Certain                       Incorporation of Certain
     Information by Reference.....................  Documents by Reference

13.  Disclosure of Commission
     Position on
     Indemnification for
     Securities Act
     Liabilities..................................  *


------------------------

* Omitted since item is not applicable or answer is negative.

                                   PROSPECTUS

                            M&M FINANCIAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN
                           ---------------------------

                         100,000 shares of Common Stock
                            $5.00 par value per share


TO THE SHAREHOLDERS OF M&M FINANCIAL CORPORATION:

We are pleased to provide you this Prospectus describing the M&M Financial Corporation Dividend Reinvestment Plan (the "Plan") for the Shareholders of M&M Financial Corporation (the "Company"). The Plan offers our Shareholders the opportunity to automatically reinvest the cash dividends from all of your M&M Financial Corporation Common Stock in the purchase of additional shares of the Common Stock. No brokerage commissions, fees or service charges will be paid by Shareholders participating in the Plan for purchases made under the Plan.

Dividends will be reinvested on a semi-annual basis as paid. The Plan may purchase shares of Common Stock in the open market for the accounts of participants under the Plan or from the Company, as described herein.

You may enroll in the Plan by completing the enclosed Authorization Form and returning it to M&M Financial Corporation, Dividend Reinvestment Plan Administrator. Shareholders enrolled in the Plan will continue in the Plan unless they notify the Plan Administrator in writing that they wish to withdraw from participation.

If you do not wish to participate in the Plan, you do not need to take any action. You will continue to receive your dividends, if and when declared, by check.

Additional information about the Plan is provided in question and answer form in this Prospectus. Should additional questions arise, please contact us.

Sincerely,


Chester A. Duke
President and
Chief Executive Officer
                              --------------------

This Prospectus relates to 100,000 shares of Common Stock, $5.00 par value per share, of the Company registered for sale under the Plan. Please retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                               --------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER ___, 1997

                                TABLE OF CONTENTS

                                                                        Page

AVAILABLE INFORMATION....................................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .........................  1

DIVIDEND REINVESTMENT PLAN  . . . . . ...................................  3
                  PURPOSE................................................  3
                  ADVANTAGES.............................................  3
                  PARTICIPATION..........................................  4
         ADMINISTRATION  ................................................  5
                  COSTS..................................................  5
                  PURCHASES..............................................  5
                  REPORTS TO PARTICIPANTS................................  7
                  DIVIDENDS..............................................  7
                  DISCONTINUATION OF PARTICIPATION.......................  7
                  WITHDRAWAL OF SHARES IN PLAN ACCOUNTS..................  8
                  OTHER INFORMATION....................................... 9

         USE OF PROCEEDS................................................. 12

                  EXPERTS................................................ 12

         INDEMNIFICATION OF OFFICERS AND DIRECTORS....................... 12


APPENDIX I  - Dividend Reinvestment Plan.................................A-1
APPENDIX II - Authorization Form.........................................A-6

                              AVAILABLE INFORMATION

The principal executive offices of M&M Financial Corporation are located at 307 North Main Street, Marion, South Carolina 29571-0929 and its telephone number is
(803) 431-1000.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549, and at certain regional offices of the Commission located at 75 Park Place, New York, NY 10007; and Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, IL 60604. Copies of such material may also be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, DC 20549.

The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended(the "Securities Act"), relating to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The Registration Statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the principal or regional offices of the Commission at the addresses listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company filed with the Commission are hereby incorporated by reference, as of their respective dates, into this Prospectus and made a part hereof:

1.       Annual Report on Form 10-KSB for the fiscal year ended
         December 31, 1996, and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997; and

2. The description of the Common Stock contained in the Company's Registration Statement under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

This Prospectus incorporates documents by reference which are not contained herein or delivered herewith. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). These documents are available upon request from Corporate Secretary, M&M Financial Corporation, P.O. Box 929, Marion, South Carolina 29571-0929, telephone (803) 431-1000.

                           DIVIDEND REINVESTMENT PLAN

The provisions of the M&M Financial Corporation Dividend Reinvestment Plan (the "Plan") are discussed in question and answer form below. Holders of shares of the Common Stock of M&M Financial Corporation (the "Company") Common Stock (the "Common Stock") who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check, as in the past. Shareholders owning shares of the Company's Common Stock who do wish to participate in the Plan will need to provide the Company an Authorization Form as discussed below.

The following description does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan, a copy of which is attached as Appendix I to this Prospectus and is incorporated herein by reference. All recipients of this Prospectus are urged to read the Plan in its entirety.

PURPOSE

1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of the Company's Common Stock with a convenient way to invest cash dividends in shares of Common Stock without any deduction for brokerage commissions, service charges or other expenses.

         The Plan provides that shares of Common Stock may be purchased in the open market or from the Company for the accounts of participants. If such shares are not purchased in the open market for the Plan, the Plan provides that the Company may sell original issue shares of the Common Stock to participants, whereby the Company would receive additional funds for general corporate purposes.

ADVANTAGES

2. What are the advantages of the Plan? The participants in the Plan may:

         . Invest dividends on all shares of the Company's Common Stock registered in their names automatically without specifically having to take action at each dividend payment date.

         . Invest the full amount of dividends since the Plan permits fractional interests in the shares of Common Stock held in the Plan.

         . The individual shareholders will not incur any brokerage fees and commissions for purchases under the Plan.

         . Avoid cumbersome safekeeping requirements through the free custodial service for shares purchased through the Plan.

         . Avoid recordkeeping cost and inconvenience through the free reporting provisions of the Plan.

PARTICIPATION

3. Who is eligible to participate? All record holders of shares of the Company's Common Stock are eligible to participate in the Plan.

4. How does a shareholder become a participant? A shareholder may participate in the Plan by signing the Authorization Form and returning it to the Plan Administrator. A return envelope is provided for this purpose. An Authorization Form is enclosed with this Prospectus and additional forms may be obtained at any time by written request to Marion E. Freeman, First National South, P. O. Box 929, Marion, South Carolina 29571-0929.

5. When may a shareholder join the Plan? A shareholder may join the Plan at any time. If a shareholder withdraws from the Plan, such shareholder must wait at least one year from the date of withdrawal to rejoin the Plan. (See number 20 below).

         If an Authorization Form specifying reinvestment of dividends is received by the Plan Administrator five (5) days before the record date is established for payment of a particular dividend, reinvestment will commence with that dividend payment. If the Authorization Form is received after that date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend.

         Dividend payment dates for the Company's Common Stock currently are in June and December. The first anticipated dividend payment date in 1997 for the Company's Common Stock for which the Dividend Reinvestment Plan will be available will be in December, 1997. The Dividend Record Date for determining shareholders who receive dividends normally precedes the Dividend Payment Date by approximately two (2) weeks.

6. What does the Authorization Form provide? The Authorization Form allows the shareholder to indicate if he or she desires to participate in the Plan by checking the appropriate box.

         Dividends on all Shares of Common Stock purchased for each participant's account under the Plan will be automatically reinvested in additional shares of Common Stock.

ADMINISTRATION

7. Who administers the Plan for participants? First National South (the "Plan Administrator") administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Plan Administrator and registered in the name of a nominee as agent for the participants in the Plan.

COSTS

8. Are there any expenses to the participants in connection with purchases under the Plan? No. All brokerage commissions or service charges will be paid by the Company for open market purchases of shares. No brokerage commissions or fees will be charged for purchases of shares made through the Plan directly from the Company. In addition, all costs of administration of the Plan will be paid by the Company.

 PURCHASES

9. What will be the price of shares of Common Stock purchased under the Plan? If shares are purchased through the Plan in the market, the purchases will be made at prevailing market prices and the price to each participant's account will be based upon the average price of all shares of Common Stock so purchased. (See number 13 below).

         If original issue shares are purchased through the Plan from the Company, the price per share at which the shares of the Company's Common Stock will be purchased will be the calculated market value, determined by calculating the average price paid per share in all current market trades known to the Company during the ninety (90) days immediately preceding the date of purchase of shares from the Company through the Plan. Only the shares that may be sold by the Company to participants under the Plan are the subject of this Prospectus.

10. How many shares of Common Stock will be purchased for participants? If you become a participant in the Plan, the number of shares to be purchased depends on the amount of your dividends, and the prevailing market price or the calculated market value, as applicable, of the Common Stock. Your account will be credited with that number of shares, including fractions computed to four (4) decimal places, equal to the total amount invested by you, divided by the average purchase price per share paid for all shares purchased for the Plan resulting from a specific dividend on the Company's Common Stock.

11. How many shares of Common Stock purchased under the Plan will be original issue shares? The dividends to be reinvested will first purchase shares of Common Stock available in the open market. In the event that an insufficient amount or no shares of the Common Stock are available in the open market, the Company then plans to sell as many original issue shares of its Common Stock as the dividends to be reinvested will purchase. The Common Stock is not actively traded on any market and it is not anticipated that a market will develop that will make the necessary shares available for purchases in the market.

12. If the Company elects to sell original issue shares to participants, when will shares of Common Stock be purchased under the Plan? Cash dividends on shares of Common Stock will be applied to the purchase of additional shares of Common Stock on Dividend Payment Dates. Participants will become owners of the shares purchased for them under the Plan at the Purchase Date on which such shares are purchased; however, for federal income tax purposes the holding period will commence on the following day.

13. If the Company elects to make market purchases for the Plan, when will shares of Common Stock be purchased? Shares will usually be purchased in the market within ten (10) business days of the Purchase Date, subject to availability of shares in the market and to applicable regulatory restrictions on such purchases. Participants will become owners of shares purchased for their account under the Plan upon settlement of such purchases.

         The Company will make every reasonable effort to reinvest all dividends promptly after receipt. No interest will be paid on dividends pending reinvestment.

14. Will certificates be issued for shares of Common Stock under the Plan? Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by a nominee of and for the benefit of Plan participants. The number of shares purchased for each participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of full shares credited to each participant's account under the Plan will be issued without charge upon each participant's written request. (See number 20 below for instructions on certificate issuance). If a participant remains in the Plan, any remaining full shares and fractional interests will continue to be credited to each participant's account.

         The shares credited to the account of a participant under the Plan may not be pledged as collateral security for a loan or other obligation of a participant. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name. Certificates representing fractional interest will not be issued under any circumstances.

15. How long will dividends be held in the Plan if no shares of Common Stock are available for purchase? The Company will make every reasonable effort to reinvest all dividends promptly after receipt, and the Company is not aware of any reason that dividends could not be reinvested promptly. However, if for any unforeseen reason the dividends cannot be reinvested in Common Stock by the end of forty-five (45) days after the Dividend Payment Date, the Company will distribute the uninvested dividends to the participants.

REPORTS TO PARTICIPANTS

16. What kind of reports will be sent to participants in the Plan? As soon as practical after each purchase each participant will receive a statement of account showing the total number of shares held in his account, the amount of dividends received on the shares held in his account, the amount invested on his behalf, the number of shares purchased, the price per share and the date of acquisition of the shares. In addition, each participant will continue to receive copies of the Company's annual and other periodic reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

17. Will participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Plan Administrator will receive dividends for all shares held in the Plan on the Dividend Record Date and will credit such dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will be automatically reinvested in additional shares of Common Stock, credited on the payable date of the dividend.

DISCONTINUATION OF PARTICIPATION

18. How does a participant discontinue the reinvestment of dividends under the Plan? A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan Administrator in writing to that effect. To be effective for any given Dividend Payment Date, notice of withdrawal must be received fifteen (15) days before the Dividend Record Date. Any notice of withdrawal received less than fifteen (15) days prior to a Dividend Record Date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.

19. What happens to a Participant's Shares in the Plan in the Event of Death or Legal Incompetency? Upon receipt by the Plan Administrator of notice of death or adjudication of incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and any cash held by the Plan for the participant will be delivered to the appropriate designated person upon receipt of evidence satisfactory to the Plan Administrator of the appointment of a legal representative and instructions from such representative regarding delivery.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

20. How may a participant withdraw shares purchased under the Plan? A shareholder who has purchased shares of the Company's Common Stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to:

                                    First National South
                                    P. O. Box 929
                                    Marion, SC  29571-0929
                                    Attention:  Marion E. Freeman

         Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional interests be issued. Any notice of withdrawal received less than fifteen (15) days prior to a Dividend Record Date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account. After withdrawal, a shareholder must wait at least one year from the date of withdrawal to rejoin the Plan.

21. What happens to any fractional interest when a participant withdraws all shares from the Plan? In lieu of a certificate for any fractional interest, a participant will receive cash in an amount equal to the last average per share purchase price of Common Stock purchased for the Plan on the latest Purchase Date prior to the effective date of the withdrawal multiplied by the fractional interest. The amount of cash for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing participant by the Plan Administrator.

22. How may a participant transfer shares held in his account under the Plan? A participant who wishes to transfer his shares held in his account under the Plan must first withdraw those shares from the Plan, following the procedure set out in number 20 above. Upon receipt of certificates for such shares, the participant may transfer such shares exactly as he or she would any other securities.

         Shares credited to the account of a participant may not be assigned or pledged. If a participant desires to assign or pledge the full shares credited to the participant's account, a request for those shares to be issued in the participant's name must be delivered to the Plan Administrator as discussed above.

23. What happens when a participant who is reinvesting the cash dividends on all or part of the shares registered in the participant's name sells or transfers a portion of such shares? If a participant who has reinvested the cash dividends on the shares of Common Stock in his or her name disposes of a portion of those shares with respect to which he or she is participating in the Plan, the Company will continue to reinvest the dividends on the remainder of such shares.

         If a participant disposes of all shares of the Company's Common Stock registered in his or her name, the Plan Administrator will, unless the participant also withdraws all shares in his or her account under the Plan, continue to reinvest the dividends on the shares held in his or her Plan account.

OTHER INFORMATION

24. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split? Participation in any rights offering will be based upon both the shares registered in a participant's name and the shares (including fractional interests) credited to a participant's Plan account. Any stock dividend or shares resulting from stock splits with respect to full shares and fractional interests credited to a participant's account will be credited to such account.

25. How will a participant's Plan shares be voted at a meeting of shareholders? All shares of Common Stock credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of shareholders there are shares credited to the participant's account under the Plan, the participant will be sent the proxy material for such meeting. When the participant returns in a timely fashion an executed proxy it will be voted in respect to all shares credited to the participant. All such shares may be voted in person at the Shareholders' Meeting.

26. What are the Federal Income Tax consequences of participation in the Plan? To the extent distributions by the Company to its shareholders are treated as made from the Company's earnings and profits the distributions will be dividends taxable as ordinary income for federal income tax purposes. The Company has sufficient earnings and profits that participants can expect that the full amount of any distribution under the Plan will be currently taxable to the participants as dividends.

         The full amount of dividends reinvested will, in the case of corporate shareholders, be eligible for the dividends received deduction available under the Internal Revenue Code, which will allow corporate shareholders to exclude seventy percent (70%) of their dividends for federal income tax purposes. The dividends received deduction is increased to eighty percent (80%) if a corporate shareholder owns twenty percent (20%) or more of the Company's Common Stock.

         In the case of foreign or other shareholders, whose taxable income under the Plan is subject to federal income tax withholding, the Company will make the reinvestments net of the amount of tax required to be withheld. Regular statements of accounts confirming purchases made for such participants will indicate the amount of tax withheld.

         The basis, for federal income tax purposes, of any shares acquired through the Plan will be the average price at which all shares with respect to a specific Dividend Payment Date were acquired. The holding period for shares acquired through the Plan will begin on the day after the last shares with respect to a specific Dividend Payment Date are acquired by the Plan.

         NO RULING OF ANY SORT HAS BEEN OBTAINED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE PLAN. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

27. What is the responsibility of the Plan Administrator? First National South is the Plan Administrator. All communications regarding the Plan should be addressed to First National South, P. O. Box 929, Marion, South Carolina 29571-0929,
         Attention: Marion E. Freeman. The telephone number of the Plan Administrator is (803) 431-1000.

         The Plan Administrator receives the participant's dividend payments, invests such amounts in additional shares of the Company's Common Stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the participants.

         All notices from the Plan Administrator to a participant will be addressed to the participant at his last address of record with the Plan Administrator. The mailing of a notice to the participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator in writing of any change of address.

         Neither the Plan Administrator, participants' nominee or nominees nor the Company shall have any liability for actions taken or omitted in good faith pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except as are expressly set forth in the Plan.

         The participant should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares of Common Stock purchased under the Plan, will, at any particular time, be worth more or less than their purchase price.

         All transactions in connection with the Plan shall be governed by the laws of the State of South Carolina.

28. When will the Plan become effective and may it be changed or discontinued? The Plan will become effective for the anticipated dividend to be paid in December, 1997, and for subsequent dividends until such time as the Plan is suspended or terminated by the Company.

         While the Company currently expects to continue a Dividend Reinvestment Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to modify and interpret the Plan. Participants will be notified of any such suspension, termination or any modification which materially affects their rights under the Plan.

                                 USE OF PROCEEDS

The net proceeds from the sale of any Common Stock by the Company to the Plan will be used for the Company's general corporate purposes, including investment in, extensions of credit or advances to, the Company's banking subsidiary, First National South.

                                     EXPERTS

The consolidated financial statements of the Company and subsidiary as of December 31, 1996, and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, incorporated herein by reference, have been incorporated herein in reliance upon the reports of Tourville, Simpson & Henderson, independent certified public accountants, incorporated by reference herein and upon the authority of that firm as experts in accounting and auditing.

The validity of the Common Stock offered hereby has been passed upon for the Company by Gerrish & McCreary, P.C., Attorneys, 700 Colonial, Suite 200, Memphis, Tennessee 38117.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The South Carolina Business Corporation Act (the "ACT") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; (b) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement in (ii)(b) of this paragraph that he reasonably believed his conduct was at least not opposed to the corporation's best interest.

The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the required standard of conduct.

A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding (hereinafter referred to as "Mandatory Indemnification").

The Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the required standard of conduct; (ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The written undertaking required in (ii) of this paragraph must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Unless the articles of incorporation of a corporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court after giving any notice the court considers necessary may order indemnification if it determines (i) the director is entitled to Mandatory Indemnification, in which case the court also shall order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the required standard of conduct or was adjudged liable for improperly receiving a personal benefit or liable to the corporation, but in such instances his indemnification is limited to reasonable expenses incurred.

A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the board of directors, by special legal counsel or by the shareholders owning a requisite number of shares.

Unless a corporation's articles of incorporation provide otherwise, a corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director.

The Bylaws of M&M Financial Corporation contain the following indemnification provision:

         Indemnification. Any person, his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit, or proceedings, civil or criminal, to which he or she or they shall be made a party by reason of his or her being or having been a director, officer, or employee of the Corporation of any firm, corporation, or organization which he or she served in any such capacity at the request of the Corporation: Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Corporation: And provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors, or administrators, may be entitled as a matter of law. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the proceeding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

The directors and officers of the Company are covered by an insurance policy in the amount of $2,000,000, by The St. Paul
Insurance Company.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON

AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE COMMISSION, AND TO WHICH PORTIONS REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY. THE REGISTRATION STATEMENT MAY BE INSPECTED WITHOUT CHARGE AT THE OFFICES OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, DC 20549, AND COPIES OF ALL OR ANY PART OF IT MAY BE OBTAINED PROM THE COMMISSION UPON PAYMENT OF THE PRESCRIBED FEES.

                                                                    APPENDIX I

                           DIVIDEND REINVESTMENT PLAN


The purpose of this Dividend Reinvestment Plan ("Plan") of M&M Financial Corporation is to provide the holders of record of the Common Stock of M&M Financial Corporation ("Company") with a simple and convenient method of investing cash dividends in shares of the Common Stock of the Company. The Plan is set forth upon the following terms and conditions:

1. All holders of record of shares of the Common Stock of the Company are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

2. Any holder of record of shares of the Common Stock of the Company may elect to become a participant in the Plan ("Participant") by returning to FIRST NATIONAL SOUTH ("Bank") a properly completed Authorization Form as attached hereto. The completed Authorization Form appoints the Bank as agent in the capacity of Plan Administrator for the Participant and:

         (a) authorizes the Company to pay to the Bank for the Participant's account all cash dividends payable on the Common Stock which the Participant has enrolled in the Plan;

         (b) authorizes the Bank as agent to retain for credit to the Participant's account any cash dividends and any shares of Common Stock distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to the Participant's account and to distribute to the Participant any other non-cash dividend paid on such Plan Shares; and

         (c) authorizes the Bank as agent to apply cash dividends to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

3. After receipt of a properly completed Authorization Form, the Bank will open an account under the Plan as Plan Administrator and agent for the Participant and will credit to such account:

         (a) all cash dividends received by the Bank from the Company on shares of Common Stock registered in the Participant's name and enrolled in the Plan by the Participant, commencing with the first such dividends paid after receipt of the Authorization Form by the Bank, provided that the Authorization Form is received at least five (5) days prior to the record date of the dividend;

         (b) all full or fractional Plan Shares purchased for the Participant's account after making appropriate deduction for the purchase price of such shares;

         (c) all cash dividends received by the Bank on any full or fractional Plan Shares credited to Participant's account; and

         (d) any shares of Common Stock distributed by the Company as a dividend or otherwise on Plan Shares credited to the Participant's account.

4. Cash dividends credited to a Participant's account will be commingled with the cash dividends credited to all accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Company. The price at which the Bank shall be deemed to have acquired shares for the Participant's account shall be the average price of all shares purchased by it as agent for all Participants with the proceeds of a single cash dividend. The Bank may purchase shares for the Plan in the open market at the market price utilizing an independent broker, or, if the Bank purchases newly issued shares or treasury shares directly from the Company, the purchase price at which the Bank shall acquire the shares shall be as established by the Board of Directors of the Company based on a calculation of the average price paid per share in all trades known to the Company during the ninety (90) days immediately preceding the date of purchase of shares from the Company through the Plan (the "calculated market value"). A Participant's account will be credited with fractional shares computed to four decimal places. The Bank will make every reasonable effort to reinvest all dividends promptly after receipt. All dividends will be held pending investment in a non-interest bearing account maintained by the Bank. If shares are not available for purchase under the terms of this Plan, the uninvested dividends will be distributed to Plan participants forty-five (45) days after the Dividend Payment Date.

5. The Bank will mail to each Participant as soon as practicable a statement confirming each purchase of Common Stock made for his account.

6. The Bank may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. A Participant may request certificates for any full shares credited to his account at any time. A Participant may also make a blanket request that all certificates for full shares be delivered to him at regular intervals although the Bank reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome. No certificates will be delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participants. Certificates will be issued and registered in names other than the account name, subject to compliance with applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Common Stock of the Company.

7. It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Bank will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan and such information will be provided to the Participants by a duplicate of that form or in a final statement of account for each calendar year. With respect to foreign Participants whose dividends are subject to United States income tax withholding, the Bank will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the dividends prior to investment.

8. The Bank will forward, as soon as practicable, any proxy solicitation materials to the Participants. The Bank will vote any full and/or fractional Plan Shares that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a signed proxy, the Bank will not vote such shares.

9. A Participant may terminate his account at any time by giving a written notice of termination to the Bank. Any such notice of withdrawal received by the Bank less than fifteen (15) days prior to a dividend record date will not become effective until dividends paid on the dividend payment date have been invested. The Company may terminate the Plan at any time. Participants will be notified of any suspension, termination or any modification which materially affects their rights under the Plan.

         In all terminations or withdrawals, fractional interests held in the Participant's account and not otherwise aggregated and sold will be paid for in cash to the Participant in an amount equal to the last average per share purchase price of the Common Stock purchased for the Plan on the latest Purchase

         Date prior to the effective date of the withdrawal or termination, multiplied by the fractional interest.

10. The Participant shall notify the Bank promptly in writing of any change in address. Notices or statements from the Bank to the Participant may be given or made by letter addressed to the Participant at his last address of record with the Bank, and any such notice or statement shall be deemed given or made when received by the Participant or five days after mailing whichever occurs first.

11. The Participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account by the Bank, nor shall the Participant have any right to draw checks or drafts against his account. The Bank has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his account except as expressly provided under the terms and provisions of this Plan.

12. The Company will either pay directly or reimburse the Bank for the cost of administering the Plan, including but not limited to the cost of printing and distributing Plan literature to record holders of shares of the Common Stock of the Company, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements and other notices to Participants and reasonable clerical expenses associated therewith.

13. Neither the Bank nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company or for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability
         (a) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Bank; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's account. The Company further agrees to indemnify and hold harmless the Bank and its nominee(s) from all taxes, charges, expenses, assessments, claims and liabilities, and any cost incident thereto, arising under federal or state law from the Bank's or the Company's acts or omissions to act in connection with this Plan;

         provided that neither the Bank nor its nominee(s) shall be indemnified against any liabilities or costs incident thereto arising out of the Bank's or its nominee's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duty under this Plan.

14. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Bank as the agent of the Participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

15. The Bank or the Company may terminate the Plan at any time by written notice to the Participant. The terms and conditions of this Plan may be amended by the Company at any time by mailing of an appropriate notice at least thirty days prior to the effective date thereof to the Participant at his last address of record with the Bank. No waiver or modification of the terms or conditions of the Plan shall be deemed to be made by the Company unless in writing signed by an authorized representative of the Company, and any waiver or modification shall apply only to the specific instance involved.

16. This Plan, the Authorization Form incorporated herein and made a part hereof, and the accounts of Participants maintained by the Bank under this Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.


                                                      Dated:  September 8, 1997

                                                                   APPENDIX II


                               AUTHORIZATION FORM
                                     (FRONT)


Addressed to:              Shareholders of Common Stock of M&M Financial
                           Corporation

By signing the authorization on the other side of this form and returning it to us, you may participate in the M&M Financial Corporation Dividend Reinvestment Plan as described in the accompanying Prospectus. You may elect by checking the appropriate box to reinvest the cash dividends on your shares of Common Stock in more shares of Common Stock of the Company.

[ ]      I wish to reinvest my cash dividends on all my shares of
Common Stock.

(THIS IS NOT A PROXY.  PLEASE SIGN THE AUTHORIZATION FORM ON
REVERSE SIDE.)

                               AUTHORIZATION FORM
                                     (BACK)

                                                    AUTHORIZATION ____________
                                                     (Taxpayer ID No., if any)

TO:      M&M FINANCIAL CORPORATION
         and FIRST NATIONAL SOUTH
         AS PLAN ADMINISTRATOR, OR
         ITS DULY APPOINTED SUCCESSOR:

Upon my election to reinvest all of my cash dividends, I hereby authorize and direct M&M Financial Corporation (the "Company") to pay to First National South (the "Plan Administrator") for my account cash dividends payable to me on Common Stock of the Company registered in my name.

I hereby appoint the Plan Administrator, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the M&M Financial Corporation Dividend Reinvestment Plan (a copy of which I have received and read). I hereby authorize it, to the extent I have indicated on the reverse side or may properly indicate hereafter, to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name to the purchase of full and fractional shares of Common Stock of the Company.

In the event that the certificates representing shares purchased by me are held by the Plan Administrator or its nominee, I hereby authorize the Plan Administrator or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Plan Administrator in writing at least fifteen (15) days before the record date of any dividend payment.

                                          -----------------------------------

                                         ------------------------------------
                                         PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                         APPEARS ON YOUR STOCK CERTIFICATE.
                                         THIS AUTHORIZATION IS INVALID
                                         UNLESS SIGNED BY ALL PERSONS WHOSE
                                         NAMES APPEAR ON YOUR STOCK
                                         CERTIFICATE.

 Date:  _______________, 1997.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses incurred in connection with the issuance and distribution of the securities registered hereon are:

         Filing Fee.........................                     $394
         *Blue Sky Fees and Expenses........                    1,555
         *Accounting Fees and Expenses......                      250
         *Legal Fees and Expenses...........                   $5,500
         *Printing..........................                    3,000
         *Miscellaneous.....................                      100
                                                               ------
         Total..............................                  $10,799
                                                              -------

         *Estimated

Item 15.  Indemnification of Directors and Officers.

The South Carolina Business Corporation Act (the "ACT") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; (b) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement in (ii)(b) of this paragraph that he reasonably believed his conduct was at least not opposed to the corporation's best interest.

The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the required standard of conduct.

A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding (hereinafter referred to as "Mandatory Indemnification").

The Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the required standard of conduct; (ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The written undertaking required in (ii) of this paragraph must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Unless the articles of incorporation of a corporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court after giving any notice the court considers necessary may order indemnification if it determines (i) the director is entitled to Mandatory Indemnification, in which case the court also shall order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the required standard of conduct or was adjudged liable for improperly receiving a personal benefit or liable to the corporation, but in such instances his indemnification is limited to reasonable expenses incurred.

A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the board of directors, by special legal counsel or by the shareholders owning a requisite number of shares.

Unless a corporation's articles of incorporation provide otherwise, a corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director.

The Bylaws of M&M Financial Corporation contain the following indemnification provision:

         Indemnification. Any person, his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit, or proceedings, civil or criminal, to which he or she or they shall be made a party by reason of his or her being or having been a director, officer, or employee of the Corporation of any firm, corporation, or organization which he or she served in any such capacity at the request of the Corporation: Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Corporation: And provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors, or administrators, may be entitled as a matter of law. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the proceeding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

The directors and officers of the Company are covered by an insurance policy in the amount of $2,000,000, by The St. Paul
Insurance Company.

Item 16.  Exhibits

         Exhibit Number                     Exhibit Description
              4                             Dividend Reinvestment Plan

              5                             Opinion re legality

             24(a)                          Consent of accountant

             24(b)                          Consent of counsel
                                            (included in Exhibit 5)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marion, State of South Carolina, on September 8, 1997.

                                             M&M FINANCIAL CORPORATION


                                             By:       /s/
                                                      Chester A. Duke
                                                      President and
                                                      Chief Executive Officer


                                             By:       /s/
                                                      Marion E. Freeman
                                                      Chief Financial Officer


                                             By:       /s/
                                                      George H. Hardwick
                                                      Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                     Position                               Date

 /s/                     Chairman, President,                   9/8/97
Chester A. Duke          Director
                         (Chief Executive Officer)

 /s/                     Director                               9/8/97
Charles B. McElveen

 /s/                     Director                               9/8/97
J.M. McLendon

 /s/                     Director                               9/8/97
Bruce Seigal

 /s/                     Director                               9/8/97
Nancy B. Williams

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                                INDEX TO EXHIBITS



Exhibit
Number                              Exhibit

  3(i)                              *Articles of Incorporation, as amended

  3(ii)                             *Bylaws, as amended

  4                                 Dividend Reinvestment Plan

  5                                 Opinion re legality

 24(a)                              Consent of accountant

 24(b)                              Consent of counsel
                                    (included in Exhibit 5)


* Incorporated herein by reference to exhibits filed with Form S-4 Registration Statement under the Securities Act of 1933, Registration No. 33-75344.

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